FIRST AMENDMENT TO CONTRACT OF SALE

THIS FIRST AMENDMENT (this “Amendment”) dated as of February      , 2007 by and between G&I III Resource Square LLC, a Delaware limited partnership, having an address c/o DRA Advisors LLC, 220 East 42nd Street, 27th Floor, New York, New York 10017 (“Seller”) and to NNN VF Four Resource Square, LLC, a Delaware limited liability company, having an address at 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705 (“Purchaser”).

W I T N E S S E T H
:

WHEREAS, Seller and Triple Net Properties, LLC (“Triple Net”) have entered into a Contract of Sale dated January 9, 2007, as assigned by Triple Net to Purchaser (as assigned, the “Contract”), with respect to the Premises (as defined in the Contract);

WHEREAS, the parties wish to amend the Contract.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1. All capitalized terms set forth herein shall have the meanings ascribed to such terms in the Contract unless otherwise defined herein.

2. On or before 5:00 PM (EST) on the Business Day following Purchaser’s execution of this Amendment, Purchaser shall deposit with Escrowee, the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Extension Deposit”), to be paid by electronic wire transfer of immediately available federal funds pursuant to the wire transfer instructions attached to the Contract.

3. Seller and Purchaser hereby irrevocably instruct Escrowee to immediately release the Deposit, in the amount of One Million and 00/100 Dollars ($1,000,000.00), to Seller pursuant to the wire transfer instructions attached hereto as Exhibit A.

4. The definition of “Deposit” set forth in Section 3.2 of the Contract is hereby deleted and the following is inserted in lieu thereof:

“The Initial Deposit, the Additional Deposit and the Extension Deposit, to the extent then paid, together with interest earned thereon is hereinafter called the “Deposit”.”

5. The first sentence of Section 9.1 of the Contract is hereby deleted and the following is inserted in lieu thereof:

“Subject to the adjournments expressly allowed elsewhere in this Contract, the closing of title (the “Closing”) shall take place, time being of the essence, on March 7, 2007.”

6. Purchaser hereby waives any liability of Seller and any right to refuse to consummate the Closing by reason of any condition known to Purchaser as of the date hereof including, without limitation, a Casualty or Condemnation, and a misrepresentation or Non-Permitted Title Objection. Purchaser acknowledges receipt of the required Estoppel Certificates and waives any right to refuse to consummate the transaction by reason of an Estoppel Default or there not being the required amount of Estoppel Certificates. The Deposit shall be deemed earned by Seller as of the date hereof and shall only be refundable to Purchaser in the event that Purchaser is entitled to a return of the Deposit solely as a result of Seller’s willful default under the terms of the Contract, as amended by this Agreement.

7. Except as modified by this Amendment, the Contract shall remain unmodified and in full force and effect and is hereby ratified and confirmed in all respects by Seller and Purchaser.

8. This Amendment may be executed in two or more counterparts and each of such counterparts, for all purposes, shall be deemed to be an original but all of such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. Facsimile signatures shall be binding.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment the day and year first above written.

SELLER:

G&I III Resource Square LLC,

a Delaware limited liability company

By: G&I III Investment Resource Square LLC, a Delaware limited liability company, its managing member

By:	/s/ Francis X. Tansey Name: Francis X. Tansey Title: President

[Purchaser’s signature on following page]

PURCHASER:

NNN VF Four Resource Square, LLC,
a Delaware limited liability company

By:	Triple Net Properties, LLC,

a Virginia limited liability company, its Manager

	By:	/s/ Jeff Hanson Name: Jeff Hanson Title: Managing Director of Real Estate